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                            GOLF ONE INDUSTRIES, INC.
                             1998 STOCK OPTION PLAN


1. Purpose of the Plan.

         The purpose of this 1998 Stock Option Plan (the "Plan") is to provide incentives and rewards to selected eligible directors, officers, employees and consultants of Golf One Industries, Inc. (the "Company") and its subsidiaries in order to assist the Company and its subsidiaries in attracting, retaining and motivating those persons by providing for or increasing the proprietary interests of those persons in the Company, and by associating their interests in the Company with those of the Company's shareholders.


2. Administration of the Plan.

         The Plan shall be administered by the Board of Directors of the Company (the "Board"), or a committee of the Board (the "Committee") consisting of two or more members who shall serve at the pleasure of the Board. The administrator of the Plan shall be referred to as the "Administrator." During such time that administration is delegated to the Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.

         The Administrator shall have all the powers vested in it by the terms of the Plan, including exclusive authority (i) to select from among eligible directors, officers, employees and consultants, those persons to be granted "Options" (as defined below) under the Plan; (ii) to determine the type, size and terms of individual Options (which need not be identical) to be made to each person selected; (iii) to determine the time when Options will be granted and to establish objectives and conditions (including, without limitation, vesting and performance conditions), if any, for earning Options; (iv) to amend the terms or conditions of any outstanding Options, subject to applicable legal restrictions and to the consent of the other party to such Options; (v) to determine the duration and purpose of leaves of absences which may be granted to holders of Options without constituting termination of their employment for purposes of their Options; (vi) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; and
(vii) to make any and all other determinations which it determines to be necessary or advisable in the administration of the Plan. The Administrator shall have full power and authority to administer and interpret the Plan and to adopt, amend and revoke such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable. The Administrator's interpretation of the Plan, and all actions taken and determinations made by the Administrator pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its shareholders, any optionee's Plan and any other employee of the Company or any of its subsidiaries.

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3. Persons Eligible Under the Plan.

         Any person who is a director, officer, employee or consultant of the Company or any of its subsidiaries shall be eligible to be considered for the grant of Options under the Plan.


4. Options.

         (a) Type of Options. Options granted under the Plan ("Options") may, at the discretion of the Administrator, either be "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of Internal Revenue Code of 1986, as amended (the "Code"), or options which do not qualify as "incentive stock options" under Section 422 of the Code ("Nonqualified Options").

         (b) Terms and Conditions of Options.

               (i) Subject to the provisions of the Plan, the Administrator, in its sole and absolute discretion, shall determine all of the terms and conditions of each Option granted pursuant to the Plan.

               (ii) The terms and conditions of an Option may include, among other things:

                    (A) any provision necessary for the Option to qualify as an Incentive Stock Option; and

                    (B) a provision permitting the optionee to pay the purchase price of the Common Stock or other property issuable pursuant to the Option, or to pay such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by delivering previously owned shares of capital stock of the Company (including "pyramiding") or other property, or by reducing the number of shares of Common Stock or the amount of other property otherwise issuable pursuant to the Option.

              (iii) The terms and conditions of each Option shall be in
                    compliance with the following limitations:

                    (A) the exercise price may not be less than 100% of the fair value of the Common Stock at the time the Option is granted (110% of the fair value in the case of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company);

                    (B) The exercise period may not be more than 120 months from the date the Option is granted;


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                    (C)  The Option may not be transferable by the optionee
                         other than by will or the laws of descent and distribution;

                    (D) The optionee must have the right to exercise the Option at the rate of at least 20% per year over 5 years from the date the Option is granted subject to reasonable conditions such as continued employment;

                    (E) The optionee must have the right to exercise the Option, following termination of employment, to the extent it was exercisable at termination of employment:
                         (I) at least six months from the date of termination if termination is caused by death or disability; and (II) at least 30 days from the date of termination if termination was caused other than by death or disability;

                    (F) If the option agreement gives the Company the right to repurchase shares upon termination of employment, (I) the repurchase price must be equal to the greater of the original purchase price paid by the optionee for the shares or the fair value on the date of termination of employment, (II) the right must be exercised for cash or cancellation of purchase money indebtedness for the shares within 90 days of termination of employment, and (III) the right must expire if the Common Stock of the Company becomes publicly traded; and

         (c) Maximum Grant of Options to any Person. No person shall receive Options representing more than 50% of the aggregate number of shares of Common Stock that may be issued pursuant to all Options under the Plan as set forth in
Section 5 hereof.

         (d) Financial Statements. The Company shall provide optionees with annual financial statements of the Company.

5. Shares of Common Stock Subject to the Plan.

         The aggregate number of shares of Common Stock that may be issued or issuable pursuant to the Plan shall not exceed an aggregate of 350,000 shares of Common Stock, subject to adjustment as provided in Section 6 of the Plan. Any shares of Common Stock subject to an Option which for any reason expires or is terminated unexercised as to such shares shall again be available for issuance under the Plan. The aggregate number of shares of Common Stock that may be issued at any time pursuant to Options granted under the Plan shall be reduced by the number of shares of Common Stock which were otherwise issuable pursuant to Options granted under this Plan but which were withheld by the Company as payment of the purchase price of the Common Stock issued pursuant to such Options or as payment of the recipient's tax withholding obligation with respect to such issuance.

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6. Dilution and Other Adjustment.

         In the event of any change in the outstanding shares of the Common Stock or other securities then subject to the Plan by reason of any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, or if the outstanding securities of the class then subject to the Plan are exchanged for or converted into cash, property or a different kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities as a class (other than cash dividends), then the Administrator may, and shall in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination of recapitalization of the Company's stock, make such equitable adjustments to the Plan and the Options thereunder (including, without limitation, appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Options theretofore granted under the Plan, (ii) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Options thereafter granted under the Plan; and (iii) the maximum number of shares with respect to which Options may thereafter be granted to any optionee in any fiscal year) as the Administrator in its sole discretion determines appropriate, including any adjustments in the maximum number of shares referred to in Section 5 of the Plan. Such adjustments shall be conclusive and binding for all purposes of the Plan.


7. Miscellaneous Provisions.

         (a) Definitions. As used herein, "subsidiary" means any future corporation which would be a "subsidiary corporation," as that term is defined in Section 424(f) of the Code, of the Company; and the term "or" means "and/or."

         (b) Conditions on Issuance. Securities shall not be issued pursuant to Options unless the grant and issuance thereof shall comply with all relevant provisions of law and the requirements of any securities exchange or quotation system upon which any securities of the Company are listed, and shall be further subject to approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is determined by Company counsel to be necessary to the lawful issuance and sale of any security or Options, shall relieve the Company of any liability in respect of the nonissuance or sale of such securities as to which requisite authority shall not have been obtained.

         (c) Rights as Shareholder. An optionee shall have no rights as a holder of Common Stock with respect to Options hereunder, unless and until certificates for shares of such stock are issued to the optionee.

         (d) Agreements. All Options granted under the Plan shall be evidenced by written agreements in such form and containing such terms and conditions (not inconsistent with the Plan) as the Administrator shall from time to time adopt.


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         (e) Withholding Taxes. The Company shall have the right to require upon exercise of an Option the payment (through withholding from the optionee's salary or otherwise) of any federal, state, local or foreign taxes required by law to be withheld. The obligation of the Company to issue Common Stock shall be subject to the restrictions imposed by any and all governmental authorities.

         (f) No Rights to Option. No person shall have any right to be granted an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any person any right to be retained in the employ of the Company or any of its subsidiaries or shall interfere with or restrict in any way the rights of the Company or any of its subsidiaries, which are hereby reserved, to discharge an employee at any time for any reason whatsoever, with or without good cause.


8. Amendments and Termination.

         (a) Amendments. The Board may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any outstanding Options. However, with the consent of the optionee affected, the Administrator may amend outstanding agreements evidencing Options under the Plan in a manner not inconsistent with the terms of the Plan.

         (b) Termination. Unless the Plan shall theretofore have been terminated as above provided, the Plan (but not the Options theretofore granted under the Plan) shall terminate on and no Options shall be granted after March 31, 2008.


9. Effective Date.

         The Plan is effective on _____ __, 1998. [the date adopted by the Board]


10. Governing Law.

         The Plan and any agreements entered into thereunder shall be construed and governed by the laws of the State of California applicable to contracts made within, and to be performed wholly within, such state, without regard to the application of conflict of laws rules thereof.

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